UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Graymark Healthcare, Inc.
(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
210 Park Avenue, Suite 1350
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices) (Zip Code)
(405) 601-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The 2010 annual meeting of shareholders of Graymark Healthcare, Inc. was held on May 19, 2010. The matters that were voted upon, the number of votes cast for, against or withheld as well as the number of absentions and broker non-votes, as to each such matter, where applicable, are set forth below.
1. Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes

Stanton Nelson	21,661,525	370	—

Joseph Harroz, Jr.	21,658,725	3,170	—

S. Edward Dakil, M.D.	21,661,525	370	—

Scott R. Mueller	21,661,525	370	—

Steven L. List	21,661,525	370	—
All five of the Company’s nominees for director received at least a majority of the votes cash and were duly elected to serve as directors.
2. Votes regarding the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2010 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,792,268	50	67,269	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	GRAYMARK HEALHCARE, INC.

Date: May 20, 2010	By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer